================================================================================

                   STRUCTURED ASSET MORTGAGE INVESTMENTS INC.
                                     Seller,




                            EMC MORTGAGE CORPORATION
                                Master Servicer,


                                       and


                       STATE STREET BANK AND TRUST COMPANY
                                     Trustee




                              --------------------


                           AMENDMENT NO. 1 dated as of
                              June 7, 2000 to the


                         Pooling and Servicing Agreement
                             Dated as of May 1, 1998


                              --------------------


                   Structured Asset Mortgage Investments Inc.
                       Mortgage Pass-Through Certificates


                                  Series 1998-6



================================================================================

                  AMENDMENT NO. 1 made as of this 7th day of June 2000, among Structured Asset Mortgage Investments Inc. (the "Seller"), EMC Mortgage Corporation, as master servicer (the "Master Servicer"), and State Street Bank and Trust Company, as trustee (the "Trustee").

                               W I T N E S S E T H

                  WHEREAS, the Seller, the Trustee and the Master Servicer entered into a Pooling and Servicing Agreement (the "Agreement") dated as of May 1, 1998, relating to the issuance of Structured Asset Mortgage Investments Inc., Mortgage Pass-Through Certificates, Series 1998-6; and

                  WHEREAS, the Seller, the Master Servicer and the Trustee desire to amend the terms of the Agreement pursuant to and in accordance with
Section 11.01(a) of the Agreement to correct an error in the Agreement.

                  NOW, THEREFORE, in consideration of the mutual premises and agreements herein, the Depositor, the Master Servicer and the Trustee agree as follows:

         1. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

         2.       Section 3.16(a) is hereby amended to read as follows:

         Within 120 days after November 30th of each year, commencing November 1999, the Master Servicer, at its expense, shall cause a firm of Independent public accountants who are members of the American Institute of Certified Public Accountants to furnish a statement to the Master Servicer, which will be provided to the Trustee and the Rating Agencies to the effect that, in connection with the firm's examination of the Master Servicer's financial statements as of the end of such fiscal year, nothing came to their attention that indicated that the Master Servicer was not in compliance with Sections 3.07, 3.15, 4.01, 4.02, 4.03 and 4.04 except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement. In connection with the engagement to deliver any such report (or other accountants' report or certificate hereunder) the Trustee is authorized and directed to enter into such agreed-upon-procedures or engagement letter as such accountants may request and shall be indemnified hereunder in so doing.

         IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their duly authorized representatives to execute and deliver this instrument as of the date first above written.


                                      STRUCTURED ASSET MORTGAGE INVESTMENTS INC.


                                      By:   /s/ Joseph Jurkowski
                                           ---------------------------
                                      Name:     Joseph Jurkowski, Jr.
                                      Title:    Vice President


                                      EMC MORTGAGE CORPORATION

                                      By:   /s/ Edward Raice
                                           ---------------------------
                                      Name:     Edward Raice
                                      Title:    President


                                      STATE STREET BANK AND TRUST COMPANY


                                      By:   /s/ Susan M. Gauthier
                                           ---------------------------
                                      Name:     Susan M. Gauthier
                                      Title:    Assistant Vice President